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                           AMENDED AND RESTATED BYLAWS

                                       OF

                               HOME DIRECTOR, INC.

                             (as of March __, 2004)

                                    ARTICLE I

                                     OFFICES

      Section 1. Principal Office. The principal office of Home Director, Inc. (the "Corporation") shall be located at 7132 Santa Teresa Boulevard, San Jose, California 95139 or at such other location as shall be designated by the board of directors of the Corporation (the "Board of Directors" or the "Board").

      Section 2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II

                                  STOCKHOLDERS

      Section 1. Annual Meetings.

      (a) Annual meetings of the stockholders of the Corporation, for the purpose of the election of directors and for the conduct of such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

      (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the date which is 120 calendar days prior to the anniversary date of the previous annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 60 days or delayed by more than 90 days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual

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meeting was mailed or public disclosure thereof was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (C) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (D) any material interest of the stockholder in such business, and (E) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent of a stockholder proposal. In addition to the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act to the extent such regulations require notice that is different from the notice required above. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

      (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors at an annual meeting. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph
(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. Such notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and
(ii) as to such stockholder giving notice, the information required to be provided pursuant to subitems (B), (C) and (D) of paragraph (b) of this Section
1. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the notice of nomination which pertains to the nominee. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this paragraph (c). The


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chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

      Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called as provided in this Section 2 by the Chief Executive Officer of the Corporation, a majority of the Board of Directors or the owners of 20% of the shares entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Except as next provided, notice shall be given as set forth in Section 4 of Article II of these Bylaws. Upon receipt of a written request addressed to the Chairman of the Board, the President, Vice President or Secretary, mailed or delivered personally to such officer by any person (other than the majority of the Board of Directors) entitled to call a special meeting of stockholders, such officer shall cause notice to be given, to the stockholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 or more than 60 days after the receipt of such request. If such notice is not given within 20 days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by Section 4 of Article II of these Bylaws.

      Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or special meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation. The Board of Directors may determine, in its sole discretion, that the meeting shall not be held at any place, but instead be held solely by means of remote communication.

      Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice stating the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than 10 days or more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. Written notice may be delivered through mail, telegram, cablegram, facsimile, e-mail or other means of electronic transmission. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. If notice is delivered by any other means permitted by this Section 4, then such notice shall be deemed to be delivered when sent by the Corporation. An affidavit of the Secretary of the Corporation that the notice has been given shall be prima facie evidence of the facts stated therein.

      Section 5. Waiver of Notice. Notice of a meeting need not be given to any stockholder who submits a waiver of notice given in writing or by electronic transmission signed by the stockholder as of the time for such meeting. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder


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attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, need be specified in any waiver of notice.

      Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders which may not be more than 60 days or less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken but which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders or of stockholders entitled to receive payment of a dividend, the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      Section 7. Stockholder List. The Secretary shall prepare or cause to be prepared a complete list of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares registered in the name of each stockholder. Such list shall be open for examination by any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during the ordinary business hours, and at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the entire time thereof and may be inspected by any stockholder who is present.

      The stock ledger maintained by the Secretary pursuant to Section 9 of
Article IV of these Bylaws shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

      Section 8. Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers if present and acting, in the following order of priority: the Chairman of the Board, the President, a Vice President, or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation shall act as secretary of every meeting, but if the Secretary is not present, the chairman of the meeting shall appoint a secretary of the meeting.

      Section 9. Quorum. Except as otherwise provided by statute or by the Certificate of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote,


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represented in person or by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders leaving less than a quorum. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

      Section 10. Proxy Representation. Every stockholder may authorize another person or persons to act for him or her by proxy in all matters as to which such stockholder is entitled to participate, whether by waiving notice of any meeting, by voting or participating at a meeting, or by expressing consent or dissent without a meeting. Every proxy appointment either executed in writing or conveyed through telegram, cablegram, facsimile, e-mail or other means of electronic transmission shall be signed by the stockholder or by the stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if its states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

      Section 11. Voting of Shares. Except as otherwise provided in the Certificate of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors. Any other action shall be authorized by a majority of the votes cast except as may be otherwise prescribed by statute or by the provisions of the Certificate of Incorporation or these Bylaws. All elections of directors shall be by written ballot.

      Section 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

      Shares held by an administrator, executor, guardian or conservator may be voted by such person either in person or by proxy, without a transfer of such shares into such person's name.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such person's name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

      Shares of its own stock belonging to the Corporation whether or not registered in its name, shall not be deemed to be outstanding at any meeting for purposes of determining the


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persons entitled to vote and the number of shares outstanding.

      Section 13. Stockholder Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. The use of the phrase "whole Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

      Section 2. Qualifications and Number. A director need not be a stockholder or a citizen of the United States. The number of directors shall initially be eight. Thereafter, the number of directors constituting the whole Board of Directors may be increased or decreased from time to time by action of the stockholders or of the Board of Directors, except that the number of directors shall not be less than three or more than 15.

      Section 3. Election and Term. Directors shall be elected by a plurality of the votes cast at an annual meeting of the stockholders or any special meeting of the stockholders called for such purpose. Each director so elected shall hold office until the next annual meeting of the stockholders and until his or her successor shall be duly elected or qualified, or until his or her earlier resignation or removal.

      Section 4. Vacancies. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Vacancies, including vacancies occasioned by an increase in the number of directors, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy caused by an increase in the number of directors, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for the election of directors, summarily order an election to be held to fill any such vacancies, or to replace the directors chosen by the directors then in office.

      Section 5. Regular Meetings. An annual meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may establish the time and place for the holding of


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additional regular meetings without notice.

      Section 6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

      Section 7. Notice or Constructive Waiver. No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place, including by electronic transmission, shall be given for special meetings of the Board of Directors not less than 24 hours prior to the time fixed for the meeting. Notice need not be given to any director who submits a waiver of notice, in writing or by electronic transmission, signed by such director before or after the time of the meeting. Attendance of any director at a meeting shall constitute a waiver of notice of such meeting, except when such director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any waiver of notice.

      Section 8. Quorum. A majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that the number of directors constituting a quorum shall in no case be less than one-third of the whole Board. If directors who are less than the number required to constitute a quorum shall be present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

      Section 9. Participation by Telephone. Any member or members of the Board of Directors or of any committee thereof, may participate in a meeting of the Board, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

      Section 10. Manner of Acting. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 11. Action Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action that may be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing or electronic transmission, setting forth the action to be so taken, shall be signed by all the members of the Board of Directors or committee, as the case may be, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

      Section 12. Compensation. The Board of Directors may provide for the payment to each director of the expenses, if any, of the director's attendance at each meeting of the Board of Directors and any committee thereof, a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors and any committee thereof or both and/or for such other


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compensation as the Board of Directors may determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 13. Removal of Directors. The Board of Directors, or any individual director, may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote for the election of directors; provided, however, that unless otherwise provided in the Certificate of Incorporation, a director may only be removed by the stockholders for cause.

      Section 14. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees of the Board, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate director to replace the absent or disqualified member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, with the exception of any authority the delegation of which is prohibited by statute, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors when required by the Board of Directors to do so.

      Section 15. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because such person's or persons' votes are counted for such purpose if (i) the material facts as to such person's or persons' relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to such person's or persons' relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


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      Section 16. Chairman of the Board. The Board of Directors may elect a
Chairman of the Board, who shall be a director but need not be an officer of the Corporation. Except as otherwise provided in these By-Laws, the Chairman of the Board, if any, shall preside, when present, at all meetings of stockholders and at all meetings of the Board of Directors. The Chairman of the Board shall advise and counsel the Chief Executive Officer and other officers of the Corporation and shall exercise such other powers and perform such other duties as are provided in these By-Laws or from time to time may be assigned to the Chairman of the Board by the Board of Directors, but the Chairman of the Board shall not in such capacity be an officer of the Corporation.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of Section 3 of this
Article IV. Any number of offices may be held by the same person.

      Section 2. Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen by the Board of Directors (or any committee thereof authorized to do so) and each shall serve at the pleasure of the Board of Directors. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until such officer's successor shall have been duly elected and shall have qualified, or until such officer's earlier death, resignation or removal.

      Section 3. Subordinate Officers. The Board of Directors may appoint, and may empower the Chairman of the Board or Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

      Section 4. Removal and Resignation of Officers. Any officer may be removed, with or without cause, by the Board of Directors, at any regular or special meeting of the Board of Directors, or, except in case of an officer appointed by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any such removal shall be without prejudice to the rights, if any, of an officer under any contract to which the officer is a party. Any officer may resign at any time by notice given in writing or by electronic transmission to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified


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in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

      Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

      Section 6. Chief Executive Officer. The Chief Executive Officer shall have general supervision of the affairs of the Corporation and shall have general and active executive charge, management and control of all the business, operations and properties of the Corporation with all such powers as may be reasonably incident to such responsibilities. In the absence of the Chairman of the Board, if any, the Chief Executive Officer shall preside, when present, at all meetings of stockholders. The Chief Executive Officer shall see that all orders and resolutions of the stockholders and the Board of Directors are carried into effect. The Chief Executive Officer shall have all the powers and authority usually appertaining to the chief executive officer of a corporation (except as otherwise provided in these By-Laws), as may be designated in accordance with these By-Laws, and as from time to time may be assigned to the Chief Executive Officer by the Board of Directors.

      Section 7. President. Subject to such supervisory powers of the Board of Directors and the Chief Executive Officer, the President shall have general supervision, direction and control of the operations of the Corporation. The President shall have the powers and duties of management as may be prescribed by the Board of Directors or these Bylaws and in the absence or disability of the Chief Executive Officer, shall perform all duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

      Section 8. Chief Operating Officer. The Chief Operating Officer, if one is elected by the Board, shall have, subject to review and approval of the Chief Executive Officer, if different from the President, and the President, if different from the Chief Operating Officer, the responsibility for the operation of the Corporation and shall exercise such other powers and duties as may be designated in accordance with these By-Laws and as from time to time may be assigned to the Chief Operating Officer by the Board of Directors.

      Section 9. Vice Presidents. Each of the Vice Presidents shall have powers and perform such duties as from time to time may be prescribed by the Board of Directors, these Bylaws, or the Chief Executive Officer of the Corporation.

      Section 10. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings.

      The Secretary shall keep, or cause to be kept, at the principal executive office or at the


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office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a stock ledger, or a duplicate stock ledger, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

      The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or applicable law to be given, and shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, these Bylaws or the Chief Executive Officer of the Corporation.

      Section 11. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

      The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all of such officer's transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have the powers and perform such other duties as may be prescribed by the Board of Directors, these Bylaws or the Chief Executive Officer of the Corporation.

      Section 12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving salary by reason of the fact that such officer is also a director of the Corporation.

                                    ARTICLE V

                                    INDEMNITY

      Section 1. Indemnification of Officers, Directors, Employees and Agents; Insurance.

      (a) (i) The Corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

            (ii) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      (b) (i) The Corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened or pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

            (ii) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened or pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

      (c) (i) To the extent that a director or officer of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            (ii) To the extent that an employee or agent of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, such person may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, if the Board of Directors deems it appropriate.

      (d) Any indemnification under paragraphs (a) and (b) of this Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made with respect to each such person, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 1. Such expenses incurred by other employees and agents (including attorneys' fees) may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such persons' official capacity and as to action in another capacity while holding such office. Any such indemnification may be subject to such conditions as may be imposed under any policy of directors' and officers' liability insurance obtained by the Corporation.

      (g) The Board of Directors may authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise against any liability asserted against such person and incurred by such person in any such capacities, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against liability under the provisions of this Section 1. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses and the purchase and maintenance of insurance referred to in this Section 1.

      (h) For the purposes of this Section 1, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, shall stand in the same position under the provisions of this
Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this Section 1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 1.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery of Delaware is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Section 1 or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine the Corporation's obligation to advance expenses (including attorneys' fees).

      (l) In the event that any action, suit or proceeding is brought against any person entitled to indemnification pursuant to this Article V, the Corporation shall have the right, at the cost and expense of the Corporation, to defend such action in the name and on behalf of the indemnified party (using counsel designated by the Corporation, who may also be counsel to the Corporation); provided, however, that an indemnified party shall have the right to conduct its own defense and designate its own counsel, if the conduct of such defense by the Corporation or representation of such indemnified party by counsel designated by the Corporation would be inappropriate because of actual or potential differing interests between such indemnified party and the Corporation.

                                   ARTICLE VI

                    CERTIFICATES FOR STOCK AND THEIR TRANSFER

      Section 1. Certificates for Stock. Certificates representing stock of the Corporation shall be in such form as shall be determined by the Board of Directors. Every holder of stock of the Corporation shall be entitled to have a certificate signed, in the name of the Corporation, (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Chief Financial Officer or the Secretary or the Assistant Secretary of the Corporation, and sealed with the corporate seal certifying the number of shares owned by such person in the Corporation. Any or all of the signatures may be a facsimile. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

      Section 2. Transfer of Stock. Transfer of stock of the Corporation shall be made on the stock transfer books of the Corporation and only by the holder of record thereof or by such holder's legal representative, who shall furnish proper evidence of authority to transfer, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation and upon surrender of the certificates therefor for cancellation. All certificates surrendered to the Corporation for cancellation shall be canceled, and no new certificates shall be issued until the former certificate for those shares shall have been surrendered and canceled, except in the case of a lost, stolen or destroyed certificate which shall be issued in accordance with Section 3 of this Article VI.

      Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such person's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to be lost, stolen or destroyed.

      Section 4. Uncertificated Stock. The Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated stock. Any such resolution shall not apply to shares of stock represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or Vice President, and by the Chief Financial Officer or the Secretary or an Assistant Secretary of the Corporation representing such shares in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                                   ARTICLE VII

                               GENERAL PROVISIONS

      Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.

      Section 2. Corporate Seal. The Board of Directors shall adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, the year of its organization and the words, "Corporate Seal."

      Section 3. Electronic Signatures. For purposes of any consent, waiver, or resignation by any stockholder, proxyholder, director or officer, which is permitted by these Bylaws to be given by telegram, cablegram or other electronic transmission, such consent, waiver, or resignation shall be deemed to be written, signed and dated if such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder, proxyholder, director or officer or by a person or persons authorized to act for the stockholder, proxyholder, director or officer, as the case may be, and (b) the date on which such person or persons transmitted such telegram, cablegram or other electronic transmission. The date on which such telegram, cablegram or other electronic transmission is transmitted shall be deemed to be the date on which such consent, waiver or resignation was signed. No consent, waiver or resignation given by telegram, cablegram or other electronic transmission shall be deemed to be delivered until such consent, waiver or resignation is reproduced in paper form and such reproduction is delivered to the Corporation.

                                  ARTICLE VIII

                                   AMENDMENTS

      Section 1. These Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by the stockholders or by the Board of Directors, at any regular or special meeting of the stockholders or the Board or by unanimous written consent of the Board. Notice of any alteration, amendment, repeal or the adoption of new Bylaws to be proposed at a meeting of stockholders or the Board shall be contained in the notice of such meeting of stockholders or the Board, as the case may be. All such amendments adopted at a meeting of stockholders or the Board of Directors shall be approved by the holders of a majority of the shares entitled to vote thereon or by a majority of the whole Board of Directors, as the case may be.